INVESTMENT MANAGEMENT

Reliable Partner | Reliable Investing®

VOYA®

(d)(1)(iii)

May 1, 2020

Mr. Todd Modic

Senior Vice President

Voya Investments, LLC

7337 East Doubletree Ranch Road

Suite 100

Scottsdale, AZ 85258

Dear Mr. Modic:

Pursuant to the Investment Management Agreement, dated May 1, 2017, between Voya Partners, Inc. ("VPI") and Voya Investments, LLC (the "Agreement"), we hereby notify you of our intention to retain you as Manager to render investment advisory services to Voya Index Solution 2065 Portfolio and Voya Solution 2065 Portfolio (together, the "Portfolios"), each a newly established series of VPI, effective on May 1, 2020, upon all of the terms and conditions set forth in the Agreement.

Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Portfolios to the Amended Schedule A of the Agreement. The Amended Schedule A, which indicates the annual investment management fee rate for the Portfolios, is attached hereto.

Please signify your acceptance to act as Manager under the Agreement with respect to the aforementioned Portfolios by signing below where indicated.

Very sincerely,
By:	/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
Voya Partners, Inc.

ACCEPTED AND AGREED TO:

Voya Investments, LLC

By: /s/ Todd Modic____________________

Name: Todd Modic

Title: Senior Vice President, Duly Authorized

AMENDED SCHEDULE A

with respect to the

INVESTMENT MANAGEMENT AGREEMENT

between

VOYA PARTNERS, INC.

and

VOYA INVESTMENTS, LLC

Series	Annual Management Fee
(as a percentage of average daily net assets)

VY® American Century Small-Mid Cap	1.100% on the first $250 million of assets;
1.050% on the next $250 million of assets; and
Value Portfolio
1.000% thereafter

VY® Baron Growth Portfolio	0.950% of the first $1 billion of assets;
0.925% on the next $1 billion of assets; and
0.900% thereafter

VY® Columbia Contrarian Core Portfolio	0.900% on the first $500 million of assets;
0.850% on the next $500 million of assets; and
0.800% thereafter

VY® Columbia Small Cap Value II	0.850% on all assets
Portfolio

0.600% on the first $4 billion of assets;
Voya Global Bond Portfolio	0.575% on the next $1 billion of assets;
0.550% on the next $1 billion of assets; and
0.530% thereafter

Direct Investments1
Voya Index Solution 2020 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

___________________________

1"Direct Investments" shall mean assets which are not Underlying Funds.

2"Underlying Funds" shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds. The phrase "family of funds" shall have the same meaning as "fund complex" as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017.

Series	Annual Management Fee
(as a percentage of average daily net assets)

Direct Investments1
Voya Index Solution 2025 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

Direct Investments1
Voya Index Solution 2030 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

Direct Investments1
Voya Index Solution 2035 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

Direct Investments1
0.400% on assets
Voya Index Solution 2040 Portfolio	Underlying Funds2
0.200% on assets

Direct Investments1
0.400% on assets
Voya Index Solution 2045 Portfolio	Underlying Funds2
0.200% on assets

Direct Investments1
0.400% on assets
Voya Index Solution 2050 Portfolio	Underlying Funds2
0.200% on assets

___________________________

1"Direct Investments" shall mean assets which are not Underlying Funds.

2"Underlying Funds" shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds. The phrase "family of funds" shall have the same meaning as "fund complex" as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017.

Series	Annual Management Fee
(as a percentage of average daily net assets)

Direct Investments1
0.400% on assets
Voya Index Solution 2055 Portfolio	Underlying Funds2
0.200% on assets

Direct Investments1
Voya Index Solution 2060 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

Direct Investments1
Voya Index Solution 2065 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets
Direct Investments1
Voya Index Solution Income Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

Voya International High Dividend Low	0.600% on all assets
Volatility Portfolio

VY® Invesco Comstock Portfolio	0.700% on all assets
VY® Invesco Equity and Income	0.650% on the first $750 million of assets;
0.630% on the next $250 million of assets; and
Portfolio
0.610% thereafter

VY® Invesco Oppenheimer Global	0.700% on the first $3 billion of assets;
0.680% on the next $1 billion of assets;
Portfolio	0.670% on the next 4 billion of assets; and
0.660% thereafter
0.850% on the first $500 million of assets;
VY® JPMorgan Mid Cap Value Portfolio	0.750% on the next $500 million of assets; and
0.700% thereafter

___________________________

1"Direct Investments" shall mean assets which are not Underlying Funds.

2"Underlying Funds" shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds. The phrase "family of funds" shall have the same meaning as "fund complex" as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017.

Series	Annual Management Fee
(as a percentage of average daily net assets)

Direct Investments1
Voya Solution 2020 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

Direct Investments1
Voya Solution 2025 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

Direct Investments1
Voya Solution 2030 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

Direct Investments1
Voya Solution 2035 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

Direct Investments1
Voya Solution 2040 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

Direct Investments1
Voya Solution 2045 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

Direct Investments1
Voya Solution 2050 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

___________________________

1"Direct Investments" shall mean assets which are not Underlying Funds.

2"Underlying Funds" shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds. The phrase "family of funds" shall have the same meaning as "fund complex" as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017.

Series	Annual Management Fee
(as a percentage of average daily net assets)

Direct Investments1
Voya Solution 2055 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

Direct Investments1
Voya Solution 2060 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

Direct Investments1
Voya Solution 2065 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets
Direct Investments1
Voya Solution Aggressive Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

Direct Investments1
Voya Solution Balanced Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

Direct Investments1
Voya Solution Conservative Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

Direct Investments1
Voya Solution Income Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

___________________________

1"Direct Investments" shall mean assets which are not Underlying Funds.

2"Underlying Funds" shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds. The phrase "family of funds" shall have the same meaning as "fund complex" as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017.

	Series	Annual Management Fee
(as a percentage of average daily net assets)

Direct Investments1
	Voya Solution Moderately Aggressive	0.400%

	Portfolio	Underlying Funds2
0.200% on assets

Direct Investments1
	Voya Solution Moderately Conservative	0.400% on assets

	Portfolio	Underlying Funds2
0.200% on assets

	VY® T. Rowe Price Diversified Mid Cap	0.740% on all assets
Growth Portfolio

	VY® T. Rowe Price Growth Equity	0.700% on all assets
Portfolio

Last Approved:	November 21, 2019
Last Amended:	Effective May 1, 2020 to reflect the addition of Voya Index Solution 2065
Portfolio and Voya Solution 2065 Portfolio.

___________________________

1"Direct Investments" shall mean assets which are not Underlying Funds.

2"Underlying Funds" shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds. The phrase "family of funds" shall have the same meaning as "fund complex" as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017.